Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Fourth Quarter • December 31, 2018

The pathway to possible.
CrownCastle.com

Crown Castle International Corp.
Fourth Quarter 2018

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for full year 2019.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

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COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and (2) fiber primarily supporting small cell networks ("small cells") and fiber solutions. Our towers, fiber and small cells assets are collectively referred to herein as "communications infrastructure," and our customers on our communications infrastructure are referred to herein as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our fiber is located in major metropolitan areas, including a presence within every major U.S. market. Crown Castle owns, operates and leases shared communications infrastructure that has been acquired or constructed over time and is geographically dispersed throughout the U.S., and which consists of (1) approximately 40,000 towers and (2) approximately 65,000 route miles of fiber primarily supporting small cells and fiber solutions.
Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including licenses, subleases and lease agreements (collectively, "contracts"). We seek to increase our site rental revenues by adding more tenants on our communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.
Unless otherwise indicated, the Company has changed its presentation to millions and, as a result, any necessary rounding adjustments have been made to prior year disclosed amounts.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our U.S. focused strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our existing communications infrastructure. We seek to maximize our site rental cash flows by working with our customers to provide them quick access to our existing communications infrastructure and entering into associated long-term contracts. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our customers to expand coverage and capacity in order to meet increasing demand for data, while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless customers' growing network needs through our shared communications infrastructure model, which is an efficient and cost effective way to serve our customers. Additionally, we believe our ability to share our fiber assets across multiple customers to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return. We also believe that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid growth in demand for data.

•
Return cash provided by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.

•
Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):

◦	construction of towers, fiber and small cells;

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◦	acquisitions of towers, fiber and small cells;

◦	acquisitions of land interests (which primarily relate to land assets under towers);

◦	improvements and structural enhancements to our existing communications infrastructure;

◦	purchases of shares of our common stock from time to time; and

◦	purchases, repayments or redemptions of our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our communications infrastructure will be created by the expected continued growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above.

AFFO PER SHARE(a)(b)

TOWER PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

(a)	See reconciliations and definitions provided herein.

(b)	Attributable to CCIC common stockholders.

(c)	Represents the midpoint of the full year 2019 Outlook as issued on January 23, 2019.

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GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB
Moody’s - Long Term Corporate Family Rating	Baa3
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	46	19	President and Chief Executive Officer
Daniel K. Schlanger	45	2	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	57	13	Senior Vice President and Chief Operating Officer - Fiber
Robert C. Ackerman	66	20	Senior Vice President and Chief Operating Officer - Towers and Small Cells
Kenneth J. Simon	58	3	Senior Vice President and General Counsel
Michael J. Kavanagh	50	8	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	46	21	Senior Vice President - Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(a)	73	22
P. Robert Bartolo	Director	Audit, Compensation	47	4
Cindy Christy	Director	Compensation, NCG(a), Strategy	52	11
Ari Q. Fitzgerald	Director	Compensation, NCG(a), Strategy	56	16
Robert E. Garrison II	Director	Audit, Compensation	76	13
Andrea J. Goldsmith	Director	NCG(a), Strategy	54	< 1
Lee W. Hogan	Director	Audit, Compensation, Strategy	74	17
Edward C. Hutcheson Jr.	Director	Strategy	73	23
Robert F. McKenzie	Director	Audit, Strategy	75	23
Anthony J. Melone	Director	NCG(a), Strategy	58	3
W. Benjamin Moreland	Director		55	12
Jay A. Brown	Director		46	2

(a)	Nominating & Corporate Governance Committee

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	BTIG Walter Piecyk (646) 450-9258	Citigroup Michael Rollins (212) 816-1116
Cowen and Company Colby Synesael (646) 562-1355	Deutsche Bank Matthew Niknam (212) 250-4711	Goldman Sachs Brett Feldman (212) 902-8156
Guggenheim Robert Gutman (212) 518-9148	JPMorgan Philip Cusick (212) 622-1444	Macquarie Amy Yong (212) 231-2624
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Spencer Kurn (212) 921-2067
Oppenheimer & Co. Timothy Horan (212) 667-8137	KeyBanc Brandon Nispel (503) 821-3871	Raymond James Ric Prentiss (727) 567-2567
RBC Capital Markets Jonathan Atkin (415) 633-8589	SunTrust Robinson Humphrey Greg Miller (212) 303-4169	UBS Batya Levi (212) 713-8824
Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Dilara Sukhov (212) 553-1653	Standard & Poor’s Ryan Gilmore (212) 438-0602

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
High price(a)	$116.46	$112.64	$107.26	$110.14	$109.57
Low price(a)	$102.28	$104.85	$95.90	$96.78	$94.61
Period end closing price(b)	$108.63	$110.25	$105.77	$106.41	$106.76
Dividends paid per common share	$1.125	$1.05	$1.05	$1.05	$1.05
Volume weighted average price for the period(a)	$108.88	$109.27	$101.01	$104.43	$102.69
Common shares outstanding, at period end	415	415	415	415	406
Market value of outstanding common shares, at period end(c)	$45,066	$45,735	$43,878	$44,141	$43,374

(a)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(b)	Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

(c)
Period end market value of outstanding common shares is calculated as the product of (1) shares of common stock outstanding at period end and (2) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of December 31, 2018)
Towers
Number of towers(a)	40,039
Average number of tenants per tower	2.2
Remaining contracted customer receivables ($ in billions)(b)	$18
Weighted average remaining customer contract term (years)(c)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned (by Towers segment site rental gross margin)	61% / 39%
Weighted average maturity of ground leases (years)(d)	36
Fiber
Number of route miles of fiber (in thousands)	65
Remaining contracted customer receivables ($ in billions)(b)	$5
Weighted average remaining customer contract term (years)(c)	4

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions, except per share amounts)	2018	2017	2018	2017
Operating Data:
Net revenues
Site rental	$1,209	$1,051	$4,716	$3,669
Services and other	210	187	707	687
Net revenues	$1,419	$1,238	$5,423	$4,356

Costs of operations (exclusive of depreciation, amortization and accretion)
Site rental	$353	$329	$1,410	$1,144
Services and other	135	110	437	420
Total cost of operations	$488	$439	$1,847	$1,564

Net income (loss) attributable to CCIC common stockholders	$185	$70	$558	$387
Net income (loss) attributable to CCIC common stockholders per share—diluted(e)	$0.44	$0.17	$1.34	$1.01

Non-GAAP Data(f):
Adjusted EBITDA	$816	$707	$3,141	$2,482
FFO(g)	568	429	2,055	1,643
AFFO(g)	591	512	2,274	1,860
AFFO per share(e)(g)	$1.42	$1.25	$5.48	$4.85

(a)	Excludes third-party land interests.

(b)	Excludes renewal terms at customers' option.

(c)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(d)	Includes all renewal terms at the Company's option, weighted by Towers segment site rental gross margin.

(e)
Based on diluted weighted-average common shares outstanding of 417 million and 408 million for the three months ended December 31, 2018 and 2017, respectively, and 415 million and 383 million for the twelve months ended December 31, 2018 and 2017, respectively.

(f)
See reconciliations of Non-GAAP financial measures provided herein. See also "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of Adjusted EBITDA, FFO and AFFO.

(g)	Attributable to CCIC common stockholders.

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2018	2017	2018	2017
Summary Cash Flow Data(a):
Net cash provided by (used for) operating activities	$727	$630	$2,502	$2,043
Net cash provided by (used for) investing activities(b)	(514)	(7,522)	(1,795)	(10,493)
Net cash provided by (used for) financing activities	(253)	493	(733)	8,192

(dollars in millions)	December 31, 2018	December 31, 2017
Balance Sheet Data (at period end):
Cash and cash equivalents	$277	$314
Property and equipment, net	13,676	12,933
Total assets	32,785	32,229
Total debt and other long-term obligations	16,682	16,159
Total CCIC stockholders' equity	12,034	12,339

	Three Months Ended December 31, 2018
Other Data:
Net debt to last quarter annualized Adjusted EBITDA	5.1	x
Dividend per common share	$1.125

OUTLOOK FOR FULL YEAR 2019
(dollars in millions, except per share amounts)	Full Year 2019
Site rental revenues	$4,939	to	$4,984
Site rental cost of operations(c)	$1,438	to	$1,483
Net income (loss)	$781	to	$861
Net income (loss) attributable to CCIC common stockholders	$668	to	$748
Net income (loss) per share—diluted(d)(e)	$1.60	to	$1.80
Adjusted EBITDA(f)	$3,344	to	$3,389
Interest expense and amortization of deferred financing costs(g)	$687	to	$732
FFO(e)(f)(h)	$2,293	to	$2,338
AFFO(f)(h)	$2,413	to	$2,458
AFFO per share(d)(f)(h)	$5.80	to	$5.90

(a)	Includes impacts of restricted cash. See the condensed consolidated statement of cash flows for further information.

(b)
Includes net cash used for acquisitions of approximately $16 million and $7.1 billion for the three months ended December 31, 2018 and 2017, respectively and $42 million and $9.3 billion for the twelve months ended December 31, 2018 and 2017, respectively.

(c)	Exclusive of depreciation, amortization and accretion.

(d)
The assumption for full year 2019 diluted weighted-average common shares outstanding is 417 million based on the diluted common shares outstanding as of December 31, 2018. The diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(e)	Calculated using net income (loss) attributable to CCIC common stockholders.

(f)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(g)	See the reconciliation of "components of current outlook interest expense and amortization of deferred financing costs" in the Appendix.

(h)	Attributable to CCIC common stockholders.

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OUTLOOK FOR FULL YEARS 2018 AND 2019 COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Full Year 2018	Full Year 2019 Outlook
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$3,670	$4,643

New leasing activity(b)(c)	213	350-380
Escalators	83	85-95
Non-renewals	(89)	(185)-(165)
Organic Contribution to Site Rental Revenues(d)	207	260-300
Straight-lined revenues associated with fixed escalators	72	30-50
Acquisitions(e)	767	—
Other	—	—
Total GAAP site rental revenues	$4,716	$4,939-$4,984

Year-over-year changes in revenue:
Reported GAAP site rental revenues	28.5%	5.2%(f)
Organic Contribution to Site Rental Revenues(d)(g)	5.6%	6.0%(f)

(a)	See additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See definition provided herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition, with the exception of the impact of Lightower. To be consistent with prior presentations of the 2018 Outlook for Organic Contributions to Site Rental Revenues, the entire contribution to growth in site rental revenues in 2018 attributable to Lightower is included within acquisitions.

(f)	Calculated based on midpoint of full year 2019 Outlook.

(g)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(amounts in millions, except par values)	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$277	$314
Restricted cash	131	121
Receivables, net	501	398
Prepaid expenses	172	162
Other current assets	148	139
Total current assets	1,229	1,134
Deferred site rental receivables	1,366	1,300
Property and equipment, net	13,676	12,933
Goodwill	10,078	10,021
Other intangible assets, net	5,516	5,962
Long-term prepaid rent and other assets, net	920	879
Total assets	$32,785	$32,229

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$313	$249
Accrued interest	148	132
Deferred revenues	498	457
Other accrued liabilities	351	339
Current maturities of debt and other obligations	107	115
Total current liabilities	1,417	1,292
Debt and other long-term obligations	16,575	16,044
Other long-term liabilities	2,759	2,554
Total liabilities	20,751	19,890
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: December 31, 2018—415 and December 31, 2017—406	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: December 31, 2018—2 and December 31, 2017—2; aggregate liquidation value: December 31, 2018—$1,650 and December 31, 2017—$1,650	—	—
Additional paid-in capital	17,767	16,844
Accumulated other comprehensive income (loss)	(5)	(4)
Dividends/distributions in excess of earnings	(5,732)	(4,505)
Total equity	12,034	12,339
Total liabilities and equity	$32,785	$32,229

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions, except per share amounts)	2018	2017	2018	2017
Net revenues:
Site rental	$1,209	$1,051	$4,716	$3,669
Services and other	210	187	707	687
Net revenues	1,419	1,238	5,423	4,356
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	353	329	1,410	1,144
Services and other	135	110	437	420
Selling, general and administrative	145	127	563	426
Asset write-down charges	8	7	26	17
Acquisition and integration costs	9	34	27	61
Depreciation, amortization and accretion	390	362	1,528	1,242
Total operating expenses	1,040	969	3,991	3,310
Operating income (loss)	379	269	1,432	1,046
Interest expense and amortization of deferred financing costs	(164)	(160)	(642)	(591)
Gains (losses) on retirement of long-term obligations	—	—	(106)	(4)
Interest income	2	6	5	19
Other income (expense)	1	(2)	1	1
Income (loss) before income taxes	218	113	690	471
Benefit (provision) for income taxes	(5)	(15)	(19)	(26)
Net income (loss)	213	98	671	445
Dividends on preferred stock	(28)	(28)	(113)	(58)
Net income (loss) attributable to CCIC common stockholders	$185	$70	$558	$387

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.45	$0.17	$1.35	$1.01
Net income (loss) attributable to CCIC common stockholders, diluted	$0.44	$0.17	$1.34	$1.01

Weighted-average common shares outstanding:
Basic	415	406	413	382
Diluted	417	408	415	383

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SEGMENT OPERATING RESULTS
	Three Months Ended December 31, 2018				Three Months Ended December 31, 2017
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$798	$411		$1,209	$741	$310		$1,051
Segment services and other revenues	202	8		210	176	11		187
Segment revenues	1,000	419		1,419	917	321		1,238
Segment site rental cost of operations	207	138		345	212	106		318
Segment services and other cost of operations	127	5		132	98	10		108
Segment cost of operations(a)(b)	334	143		477	310	116		426
Segment site rental gross margin(c)	591	273		864	529	204		733
Segment services and other gross margin(c)	75	3		78	78	1		79
Segment selling, general and administrative expenses(b)	29	47		76	26	33		59
Segment operating profit(c)	637	229		866	581	172		753
Other selling, general and administrative expenses(b)			$50	50			$46	46
Stock-based compensation expense			25	25			30	30
Depreciation, amortization and accretion			390	390			362	362
Interest expense and amortization of deferred financing costs			164	164			160	160
Other (income) expenses to reconcile to income (loss) before income taxes(d)			19	19			42	42
Income (loss) before income taxes				$218				$113

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $6 million and $8 million for the three months ended December 31, 2018 and 2017, respectively, and (2) prepaid lease purchase price adjustments of $5 million for both of the three months ended December 31, 2018 and 2017. Selling, general and administrative expenses exclude stock-based compensation expense of $19 million and $22 million for the three months ended December 31, 2018 and 2017, respectively.

(c)
See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

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SEGMENT OPERATING RESULTS
	Twelve Months Ended December 31, 2018				Twelve Months Ended December 31, 2017
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$3,116	$1,600		$4,716	$2,900	$769		$3,669
Segment services and other revenues	691	16		707	637	50		687
Segment revenues	3,807	1,616		5,423	3,537	819		4,356
Segment site rental cost of operations	848	525		1,373	845	264		1,109
Segment services and other cost of operations	418	11		429	374	41		415
Segment cost of operations(a)(b)	1,266	536		1,802	1,219	305		1,524
Segment site rental gross margin(c)	2,268	1,075		3,343	2,055	505		2,560
Segment services and other gross margin(c)	273	5		278	263	9		272
Segment selling, general and administrative expenses(b)	110	179		289	94	89		183
Segment operating profit(c)	2,431	901		3,332	2,224	425		2,649
Other selling, general and administrative expenses(b)			$191	191			$167	167
Stock-based compensation expense			108	108			96	96
Depreciation, amortization and accretion			1,528	1,528			1,242	1,242
Interest expense and amortization of deferred financing costs			642	642			591	591
Other (income) expenses to reconcile to income (loss) before income taxes(d)			173	173			82	82
Income (loss) before income taxes				$690				$471

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $25 million and $20 million for the twelve months ended December 31, 2018 and 2017, respectively, and (2) prepaid lease purchase price adjustments of $20 million for both of the twelve months ended December 31, 2018 and 2017. Selling, general and administrative expenses exclude stock-based compensation expense of $83 million and $76 million for the twelve months ended December 31, 2018 and 2017, respectively.

(c)
See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions, except per share amounts)	2018	2017	2018	2017
Net income (loss)	$213	$98	$671	$445
Real estate related depreciation, amortization and accretion	375	354	1,472	1,211
Asset write-down charges	8	7	26	17
Dividends on preferred stock	(28)	(30)	(113)	(30)
FFO(a)(b)(c)(d)	$568	$429	$2,055	$1,643
Weighted-average common shares outstanding—diluted(e)	417	408	415	383
FFO per share(a)(c)(d)	$1.36	$1.05	$4.95	$4.29

FFO (from above)	$568	$429	$2,055	$1,643
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(20)	(3)	(72)	—
Straight-lined expense	21	23	90	93
Stock-based compensation expense	25	30	108	96
Non-cash portion of tax provision	3	12	2	9
Non-real estate related depreciation, amortization and accretion	15	8	56	31
Amortization of non-cash interest expense	2	2	7	9
Other (income) expense	(1)	2	(1)	(1)
(Gains) losses on retirement of long-term obligations	—	—	106	4
Acquisition and integration costs	9	34	27	61
Maintenance capital expenditures	(17)	(13)	(64)	(41)
Corporate capital expenditures	(13)	(12)	(41)	(44)
AFFO(a)(b)(c)(d)	$591	$512	$2,274	$1,860
Weighted-average common shares outstanding—diluted(e)	417	408	415	383
AFFO per share(a)(c)(d)	$1.42	$1.25	$5.48	$4.85

(a)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

(e)
Based on the diluted weighted-average common shares outstanding for the three and twelve months ended December 31, 2018 and 2017. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)(a)
	Twelve Months Ended December 31,
(dollars in millions)	2018	2017
Cash flows from operating activities:
Net income (loss)	$671	$445
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,528	1,242
(Gains) losses on retirement of long-term obligations	106	4
Amortization of deferred financing costs and other non-cash interest	7	9
Stock-based compensation expense	103	92
Asset write-down charges	26	17
Deferred income tax (benefit) provision	2	15
Other non-cash adjustments, net	2	(2)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	276	176
Decrease (increase) in assets	(219)	45
Net cash provided by (used for) operating activities	2,502	2,043
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(42)	(9,260)
Capital expenditures	(1,741)	(1,228)
Other investing activities, net	(12)	(5)
Net cash provided by (used for) investing activities	(1,795)	(10,493)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,742	3,093
Principal payments on debt and other long-term obligations	(105)	(119)
Purchases and redemptions of long-term debt	(2,346)	—
Borrowings under revolving credit facility	1,820	2,820
Payments under revolving credit facility	(1,725)	(1,840)
Payments for financing costs	(31)	(29)
Net proceeds from issuance of common stock	841	4,221
Net proceeds from issuance of preferred stock	—	1,608
Purchases of common stock	(34)	(23)
Dividends/distributions paid on common stock	(1,782)	(1,509)
Dividends paid on preferred stock	(113)	(30)
Net cash provided by (used for) financing activities	(733)	8,192
Net increase (decrease) in cash, cash equivalents, and restricted cash	(26)	(258)
Effect of exchange rate changes on cash	(1)	1
Cash, cash equivalents, and restricted cash at beginning of period(a)	440	697
Cash, cash equivalents, and restricted cash at end of period(a)	$413	$440
Supplemental disclosure of cash flow information:
Interest paid	619	547
Income taxes paid	17	16

(a) Effective January 1, 2018, the Company is required to explain the change in restricted cash in addition to the change in cash and cash equivalents in its condensed consolidated statement of cash flows. The Company has applied this approach for all periods presented.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended December 31,
(dollars in millions)	2018	2017
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$1,048	$812

New leasing activity(b)(c)	60	42
Escalators	21	20
Non-renewals	(22)	(18)
Organic Contribution to Site Rental Revenues(d)	59	44
Straight-lined revenues associated with fixed escalators	20	3
Acquisitions(e)	82	192
Other	—	—
Total GAAP site rental revenues	$1,209	$1,051

Year-over-year changes in revenue:
Reported GAAP site rental revenues	15.0%
Organic Contribution to Site Rental Revenues(d)(f)	5.6%

(a)	See additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See definition provided herein.

(e)
Represents the initial contribution of recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition, with the exception of the impact of Lightower. To be consistent with prior presentations of the 2018 Outlook for Organic Contributions to Site Rental Revenues, the entire contribution to growth in site rental revenues in 2018 attributable to Lightower is included within acquisitions.

(f)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED
ESCALATORS(a)
	Three Months Ended December 31,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$20	$—	$20	$2	$1	$3
Site rental straight-lined expenses	21	—	21	22	1	23

	Twelve Months Ended December 31,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$71	$1	$72	$(8)	$8	$—
Site rental straight-lined expenses	88	2	90	92	1	93

SUMMARY OF PREPAID RENT ACTIVITY(b)
	Three Months Ended December 31,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$48	$67	$115	$45	$69	$114
Amortization of prepaid rent	34	51	85	31	38	69

	Twelve Months Ended December 31,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$147	$303	$450	$137	$205	$342
Amortization of prepaid rent	132	195	327	119	125	244

(a)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(b)
Reflects up-front payments received from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent), and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended December 31,
	2018				2017
(dollars in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$18	$—	$—	$18	$15	$—	$—	$15
Communications infrastructure construction and improvements	98	349	—	447	76	261	—	337
Sustaining:
Maintenance and corporate	8	15	7	30	11	8	7	25
Integration	—	—	5	5	—	—	—	—
Total	$124	$364	$11	$500	$101	$268	$7	$377

PROJECTED REVENUE FROM CUSTOMER CONTRACTS(a)
	Years Ending December 31,
(as of December 31, 2018; dollars in millions)	2019	2020	2021	2022	2023
Components of site rental revenue:
Site rental revenues exclusive of straight-line associated with fixed escalators	$4,782	$4,895	$5,006	$5,102	$5,179
Straight-lined site rental revenues associated with fixed escalators	23	(77)	(164)	(228)	(192)
GAAP site rental revenue	$4,805	$4,818	$4,842	$4,874	$4,987

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(b)
	Years Ending December 31,
(as of December 31, 2018; dollars in millions)	2019	2020	2021	2022	2023
Components of ground lease expense:
Ground lease expense exclusive of straight-line associated with fixed escalators	$814	$831	$851	$871	$889
Straight-lined site rental ground lease expense associated with fixed escalators	79	68	55	43	33
GAAP ground lease expense	$893	$899	$906	$914	$922

(a)
Based on customer licenses as of December 31, 2018. All customer licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenue does not reflect the impact of estimated annual churn. CPI-linked customer contracts are assumed to escalate at 3% per annum.

(b)	Based on existing ground leases as of December 31, 2018. CPI-linked leases are assumed to escalate at 3% per annum.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(a)
	Years Ending December 31,
(as of December 31, 2018; dollars in millions)	2019	2020	2021	2022	2023
AT&T	$32	$37	$56	$45	$435
Sprint	30	18	29	23	202
T-Mobile	55	20	37	510	60
Verizon	28	37	37	41	48
All Others Combined	188	155	139	78	101
Total	$333	$267	$298	$697	$846

CUSTOMER OVERVIEW
(as of December 31, 2018)	Percentage of Q4 2018 LQA Site Rental Revenues	Weighted Average Current Term Remaining(b)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	22%	6	BBB / Baa2
T-Mobile	20%	5	BB+
Verizon	18%	6	BBB+ / Baa1
Sprint	13%	6	B / B2
All Others Combined	27%	3	N/A
Total / Weighted Average	100%	5

(a)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Customer Contracts."

(b)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of December 31, 2018; dollars in thousands)
YIELD(a)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA TOWERS SEGMENT SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(b)	NUMBER OF TOWERS

(a)	Yield is calculated as LQA Towers segment site rental gross margin divided by invested capital.

(b)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(a)
(as of December 31, 2018; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(a)	Includes towers and rooftops, excludes small cells, fiber and third-party land interests.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of December 31, 2018)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(a)
SITES ACQUIRED AND BUILT 2006 AND PRIOR	SITES ACQUIRED AND BUILT 2007 TO PRESENT

Average: 2.6	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of December 31, 2018)(a)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(a)	Includes towers and rooftops, excludes small cells, fiber and third-party land interests.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of December 31, 2018; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Towers Segment Site Rental Gross Margin	Percentage of LQA Towers Segment Site Rental Gross Margin	Number of Towers(a)	Percentage of Towers	Weighted Average Term Remaining (by years)(b)
Less than 10 years	$348	11%	$199	9%	5,251	13%
10 to 20 years	448	14%	253	11%	6,997	17%
Greater than 20 years	1,352	44%	933	41%	17,552	44%
Total leased	$2,148	69%	$1,385	61%	29,800	74%	36

Owned	$957	31%	$891	39%	10,239	26%
Total / Average	$3,105	100%	$2,276	100%	40,039	100%

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	871	1,841
Average number of years extended	53	43
Percentage increase in consolidated cash ground lease expense due to extension activities(c)	0.3%	0.6%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	71	277
Ground lease purchases (including capital expenditures, acquisitions and installment purchases)	$22	$81
Percentage of Towers segment site rental gross margin from towers residing on land purchased	<1%	<1%

(a)	Includes towers and rooftops, excludes small cells, fiber and third-party land interests.

(b)	Includes all renewal terms at the Company’s option; weighted by Towers segment site rental gross margin.

(c)	Includes the impact from the amortization of lump sum payments.

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as of 12/31/2018	Fixed vs. Variable	Secured vs. Unsecured	Interest Rate(b)	Net Debt to LQA EBITDA(c)	Maturity
Cash and cash equivalents(a)	$277

Senior Secured Tower Revenue Notes, Series 2015-1(d)	300	Fixed	Secured	3.2%		2042(d)
Senior Secured Tower Revenue Notes, Series 2015-2(d)	700	Fixed	Secured	3.7%		2045(d)
Senior Secured Tower Revenue Notes, Series 2018-1(d)	250	Fixed	Secured	3.7%		2043(d)
Senior Secured Tower Revenue Notes, Series 2018-2(d)	750	Fixed	Secured	4.2%		2048(d)
3.849% Secured Notes	1,000	Fixed	Secured	3.9%		2023
Senior Secured Notes, Series 2009-1, Class A-1	13	Fixed	Secured	6.3%		2019
Senior Secured Notes, Series 2009-1, Class A-2	70	Fixed	Secured	9.0%		2029
Capital leases & other obligations	227	Various	Secured	Various		Various
Total secured debt	$3,310			4.0%	1.0x
2016 Revolver(e)	1,075	Variable	Unsecured	3.8%		2023
2016 Term Term Loan A	2,356	Variable	Unsecured	3.8%		2023
5.250% Senior Notes	1,650	Fixed	Unsecured	5.3%		2023
4.875% Senior Notes	850	Fixed	Unsecured	4.9%		2022
3.400% Senior Notes	850	Fixed	Unsecured	3.4%		2021
4.450% Senior Notes	900	Fixed	Unsecured	4.5%		2026
3.700% Senior Notes	750	Fixed	Unsecured	3.7%		2026
2.250% Senior Notes	700	Fixed	Unsecured	2.3%		2021
4.000% Senior Notes	500	Fixed	Unsecured	4.0%		2027
4.750% Senior Notes	350	Fixed	Unsecured	4.8%		2047
3.200% Senior Notes	750	Fixed	Unsecured	3.2%		2024
3.650% Senior Notes	1,000	Fixed	Unsecured	3.7%		2027
3.150% Senior Notes	750	Fixed	Unsecured	3.2%		2023
3.800% Senior Notes	1,000	Fixed	Unsecured	3.8%		2028
Total unsecured debt	$13,481			3.9%	4.1x
Total net debt	$16,514			4.0%	5.1x
Preferred Stock, at liquidation value	1,650
Market Capitalization(f)	45,066
Firm Value(g)	$63,230

(a)	Excludes restricted cash.

(b)	Represents the weighted-average stated interest rate.

(c)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(d)
If the respective series of such debt is not paid in full on or prior to an applicable date then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively. The Senior Secured Tower Revenue Notes, 2018-1 and 2018-2 have anticipated repayment dates in 2023 and 2028, respectively. Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(e)	As of December 31, 2018, the undrawn availability under the $4.25 billion 2016 Revolver was $3.2 billion.

(f)	Market capitalization calculated based on $108.63 closing price and 415 million shares outstanding as of December 31, 2018.

(g)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(a)
(as of December 31, 2018; dollars in millions)

(a)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(a)
(dollars in millions)	December 31, 2018
Cash and cash equivalents(b)	$277
Undrawn 2016 Revolver availability(c)	3,156
Restricted cash(d)	136
Debt and other long-term obligations	16,682
Total equity	12,034

(a)
In addition, in April 2018, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.

(b)	Exclusive of restricted cash.

(c)	Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our 2016 Revolver.

(d)	Inclusive of $5 million included within "long-term prepaid rent and other assets, net" on our condensed consolidated balance sheet.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(a)	Covenant Level Requirement		As of December 31, 2018
Maintenance Financial Covenants(b)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x		5.2x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x		1.0x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(c)	N/A		N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to incur additional debt
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		2.3x

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	10.1x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	10.1x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(d)	9.5x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	10.1x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	10.1x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(e)	9.5x

(a)
As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR."

(b)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.

(c)
Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.

(d)
The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.

(e)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(a)
	Years Ending December 31,
(as of December 31, 2018; dollars in millions)	2020	2021
Fixed Rate Debt:
Face Value of Principal Outstanding(b)	$13,117	$13,110
Current Interest Payment Obligations(c)	519	519
Effect of 0.125% Change in Interest Rates(d)	—	—
Floating Rate Debt:
Face Value of Principal Outstanding(b)	$3,371	$3,267
Current Interest Payment Obligations(e)	131	128
Effect of 0.125% Change in Interest Rates(f)	4	4

(a)	Excludes capital lease and other obligations.

(b)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(c)	Interest expense calculated based on current interest rates.

(d)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(e)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of December 31, 2018. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the borrower’s senior unsecured credit rating.

(f)	Interest expense calculated based on current interest rates using the 1-month LIBOR forward curve as of December 31, 2018 plus 12.5 bps.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures, Segment Measures and Other Calculations
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO") and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues, are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO and AFFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO and AFFO per share only as a performance measure. AFFO and AFFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO and FFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO and FFO per share help investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO and FFO per share are not key performance indicators used by the Company. FFO and FFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

Crown Castle International Corp.
Fourth Quarter 2018

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•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less sustaining capital expenditures (comprised of maintenance capital expenditures and corporate capital expenditures).
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Services and Other Gross Margin. We define Segment Services and Other Gross Margin as segment services and other revenues less segment services and other cost of operations, excluding stock-based compensation expense recorded in consolidated services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment services and other gross margin, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of expansion or development of existing communications infrastructure, construction of new communications infrastructure, and, to a lesser extent, purchases of land interests (which primarily relate to land assets under towers as we seek to manage our interests in the land beneath our towers) and other capital projects.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made as a result of integrating acquired companies into our business.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as either discretionary or integration capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our customers' ongoing quiet enjoyment of the communications infrastructure and (2) corporate capital expenditures.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2018	2017	2018	2017
Net income (loss)	$213	$98	$671	$445
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	8	7	26	17
Acquisition and integration costs	9	34	27	61
Depreciation, amortization and accretion	390	362	1,528	1,242
Amortization of prepaid lease purchase price adjustments	5	5	20	20
Interest expense and amortization of deferred financing costs(a)	164	160	642	591
(Gains) losses on retirement of long-term obligations	—	—	106	4
Interest income	(2)	(6)	(5)	(19)
Other (income) expense	(1)	2	(1)	(1)
(Benefit) provision for income taxes	5	15	19	26
Stock-based compensation expense	25	30	108	96
Adjusted EBITDA(b)(c)	$816	$707	$3,141	$2,482

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein.

(b)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2019
(dollars in millions)	Outlook
Net income (loss)	$781	to	$861
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$35	to	$45
Acquisition and integration costs	$15	to	$25
Depreciation, amortization and accretion	$1,606	to	$1,646
Amortization of prepaid lease purchase price adjustments	$19	to	$21
Interest expense and amortization of deferred financing costs(a)	$687	to	$732
(Gains) losses on retirement of long-term obligations	$0	to	$0
Interest income	$(7)	to	$(3)
Other (income) expense	$(1)	to	$1
(Benefit) provision for income taxes	$17	to	$25
Stock-based compensation expense	$111	to	$116
Adjusted EBITDA(b)(c)	$3,344	to	$3,389

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended December 31,
(dollars in millions)	2018	2017
Interest expense on debt obligations	$162	$158
Amortization of deferred financing costs and adjustments on long-term debt, net	5	5
Other, net	(3)	(3)
Interest expense and amortization of deferred financing costs	$164	$160

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Full Year 2019
(dollars in millions)	Outlook
Interest expense on debt obligations	$696	to	$716
Amortization of deferred financing costs and adjustments on long-term debt, net	$17	to	$22
Other, net	$(19)	to	$(14)
Interest expense and amortization of deferred financing costs	$687	to	$732

(a)	See the reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein.

(b)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions, except per share amounts)	2018	2017	2018	2017
Net income (loss)	$213	$98	$671	$445
Real estate related depreciation, amortization and accretion	375	354	1,472	1,211
Asset write-down charges	8	7	26	17
Dividends on preferred stock	(28)	(30)	(113)	(30)
FFO(a)(b)(c)(d)	$568	$429	$2,055	$1,643

FFO (from above)	$568	$429	$2,055	$1,643
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(20)	(3)	(72)	—
Straight-lined expense	21	23	90	93
Stock-based compensation expense	25	30	108	96
Non-cash portion of tax provision	3	12	2	9
Non-real estate related depreciation, amortization and accretion	15	8	56	31
Amortization of non-cash interest expense	2	2	7	9
Other (income) expense	(1)	2	(1)	(1)
Gains (losses) on retirement of long-term obligations	—	—	106	4
Acquisition and integration costs	9	34	27	61
Maintenance capital expenditures	(17)	(13)	(64)	(41)
Corporate capital expenditures	(13)	(12)	(41)	(44)
AFFO(a)(b)(c)(d)	$591	$512	$2,274	$1,860
Weighted-average common shares outstanding—diluted(e)	417	408	415	383
AFFO per share(a)(c)(d)	$1.42	$1.25	$5.48	$4.85

(a)	See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

(e)
Based on the diluted weighted-average common shares outstanding for the three and twelve months ended December 31, 2018 and 2017. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Years Ended December 31,
(amounts in millions, except per share amounts)	2017	2016	2015
Net income (loss)	$445	$357	$525
Real estate related depreciation, amortization and accretion	1,211	1,082	1,018
Asset write-down charges	17	34	33
Dividends on preferred stock	(30)	(44)	(44)
FFO(a)(b)(c)(d)	$1,643	$1,430	$1,533

FFO (from above)	$1,643	$1,430	$1,533
Adjustments to increase (decrease) FFO:
Straight-lined revenue	—	(47)	(111)
Straight-lined expense	93	94	99
Stock-based compensation expense	96	97	67
Non-cash portion of tax provision	9	7	(64)
Non-real estate related depreciation, amortization and accretion	31	26	18
Amortization of non-cash interest expense	9	14	37
Other (income) expense	(1)	9	(57)
(Gains) losses on retirement of long-term obligations	4	52	4
Acquisition and integration costs	61	17	16
Maintenance capital expenditures	(41)	(43)	(47)
Corporate capital expenditures	(44)	(47)	(58)
AFFO(a)(b)(c)(d)	$1,860	$1,610	$1,437
Weighted-average common shares outstanding—diluted(e)	383	341	334
AFFO per share(a)(c)(d)	$4.85	$4.72	$4.30

(a)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

(e)	Based on the diluted weighted-average common shares outstanding for the twelve months ended December 31, 2017, 2016 and 2015.

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2019
(amounts in millions, except per share amounts)	Outlook
Net income (loss)	$781	to	$861
Real estate related depreciation, amortization and accretion	$1,557	to	$1,577
Asset write-down charges	$35	to	$45
Dividends on preferred stock	$(113)	to	$(113)
FFO(a)(b)(c)	$2,293	to	$2,338
Weighted-average common shares outstanding—diluted(d)	417
FFO per share(a)(b)(c)	$5.50	to	$5.60

FFO (from above)	$2,293	to	$2,338
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(50)	to	$(30)
Straight-lined expense	$70	to	$90
Stock-based compensation expense	$111	to	$116
Non-cash portion of tax provision	$(4)	to	$6
Non-real estate related depreciation, amortization and accretion	$49	to	$69
Amortization of non-cash interest expense	$(2)	to	$8
Other (income) expense	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$0	to	$0
Acquisition and integration costs	$15	to	$25
Maintenance capital expenditures	$(80)	to	$(70)
Corporate capital expenditures	$(45)	to	$(35)
AFFO(a)(b)(c)	$2,413	to	$2,458
Weighted-average common shares outstanding—diluted(d)	417
AFFO per share(a)(b)(c)	$5.80	to	$5.90

(a)	See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(c)	Attributable to CCIC common stockholders.

(d)
The assumption for full year 2019 diluted weighted-average common shares outstanding is 417 million based on the diluted common shares outstanding as of December 31, 2018. The diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count..

Crown Castle International Corp.
Fourth Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended December 31,
(dollars in millions)	2018		2017
Total face value of debt	$16,791		$16,262
Ending cash and cash equivalents(a)	277		314
Total net debt	$16,514		$15,948

Adjusted EBITDA for the three months ended December 31,	$816		$707
Last quarter annualized Adjusted EBITDA	3,264		2,828
Net debt to Last Quarter Annualized Adjusted EBITDA	5.1	x	5.6x(b)

Cash Interest Coverage Ratio Calculation:

	Three Months Ended December 31,
(dollars in millions)	2018		2017
Adjusted EBITDA	$816		$707
Interest expense on debt obligations	162		158
Interest Coverage Ratio	5.0	x	4.5	x

(a)	Excludes restricted cash.

(b)
The Net debt to Last Quarter Annualized Adjusted EBITDA for the three months ended December 31, 2017 does not give effect to a full quarter ownership of Lightower, as this acquisition closed on November 1, 2017. For the three months ended December 31, 2017, Lightower contribution to the Company's Adjusted EBITDA was $83 million.